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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-148414 of Behringer Harvard Multifamily REIT I, Inc. on Form S-11 of our report dated November 10, 2009, related to the statement of revenues and certain operating expenses of Waterford Place Apartments, a multifamily community located in Dublin, California, for the year ended December 31, 2008 and our report dated November 30, 2009, related to the statement of revenues and certain operating expenses of The Gallery at NoHo Commons, a multifamily community located in Los Angeles, California, for the year ended December 31, 2008, (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) appearing in the Current Reports on Form 8- K/A of Behringer Harvard Multifamily REIT I, Inc. dated November 12, 2009 and December 1, 2009, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 18, 2011

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  Exhibit 23.3